Exhibit 1.2

THE RYLAND GROUP, INC.

(a Maryland corporation)

$250,000,000

6.875% Senior Notes due 2013

Terms Agreement

May 30, 2006

To:                              The Ryland Group, Inc.

24025 Park Sorrento

Suite 400

Calabasas, California  91302

Dear Sirs:

Reference is made to The Ryland Group, Inc. Debt Securities Second Amended and Restated Underwriting Agreement Basic Provisions, dated May 30, 2006 (the “Underwriting Agreement”). This Agreement is the Terms Agreement referred to in the Underwriting Agreement. We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement, the following securities (“Securities”) on the following terms:

Title:	6.875% Senior Notes due 2013
Principal Amount to be Issued:	$250,000,000
Date of Maturity:	June 15, 2013
Interest Payment:	June 15 and December 15 of each year, commencing December 15, 2006
Public Offering Price:	99.854% of the aggregate principal amount plus accrued interest, if any, from and including June 6, 2006.
Purchase Price:	99.229% (payable in immediately available funds)
Underwriting Commission:	0.625%

Redemption Provisions:

The Securities may be redeemed by you in whole or in part at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (the yield to maturity of the United States Treasury security, selected by a primary U.S. Government securities dealer, having a maturity comparable to the remaining term of the Securities being redeemed) plus 30 basis points, plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

Subsidiary Guarantees:	Fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the subsidiaries listed on the signature page hereto.
Delayed Delivery Contracts:	None
Closing Date and Location:	June 6, 2006, 10:00 A.M. (New York Time); Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Joint Book-Running Managers and Representatives:	Citigroup Global Markets Inc. and UBS Securities LLC
Additional Co-Managers, if any:	Barclays Capital Inc. and Greenwich Capital Markets, Inc.
Additional Underwriters, if any:	None

All provisions contained in the Underwriting Agreement, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

The Company and the Subsidiary Guarantors jointly and severally represent and warrant to us that the representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof. Except as otherwise provided above, all of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. The term “registration statement” appearing in Section 1(a) of the Underwriting Agreement shall be deemed to refer to the Registration Statement on Form S-3 (file number 333-124000) initially filed with the Commission on April 11, 2005.

As contemplated by Section 2 of the Underwriting Agreement, attached as Schedule A hereto is a completed list of our underwriting commitment, which shall be a part of this Agreement and the Underwriting Agreement. As contemplated by Section 1 of the Underwriting Agreement, attached as Schedule 1 hereto is a complete list of the Issuer Free Writing Prospectuses, which shall be a part of this Agreement and the Underwriting Agreement.

This Agreement shall be governed by the laws of the State of New York.

If the foregoing is in accordance with your understanding of the agreement between the Underwriters and you, please sign and return to the Underwriters a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriters and you in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

CITIGROUP GLOBAL MARKETS, INC.
UBS SECURITIES LLC
BARCLAYS CAPITAL INC.
GREENWICH CAPITAL MARKETS, INC.

By: Citigroup Global Markets, Inc.

		By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Director

and

By: UBS Securities LLC

		By:	/s/ Christian Stewart
Name: Christian Stewart
Title: Managing Director

and

		By:	/s/ Jordan Matousow
Name: Jordan Matousow
Title: Associate Director

Confirmed and accepted as of
the date first above written:

THE RYLAND GROUP, INC.

By:	/s/ R. Chad Dreier
Name: R. Chad Dreier
Title: Chairman, President and Chief Executive Officer

(Signature page continued on next page)

Confirmed and accepted as of
the date first above written:

Convest Management Corporation (1)
Moore’s Orchard, LLC (2)
RH at Emory Grove, LLC (3)
RH at Mount Hebron, LLC (2)
RH Builders of Indiana, Inc. (1)
RH Investment of Indiana, Inc. (1)
RH of Indiana, L.P. (4)
RH of Maryland, LLC (5)
RH of Texas Limited Partnership (6)
RH Organization, Inc. (1)
Ryland Communities, Inc. (1)
Ryland Golf Course At The Colony, Inc. (1)
Ryland Homes Investment-Texas, Inc. (1)
Ryland Homes Nevada, LLC (7)
Ryland Homes of Texas, Inc. (1)
Ryland Homes of Arizona, Inc. (1)
Ryland Homes of California, Inc. (1)
Ryland Organization Company (1)
Ryland Ventures, Inc. (1)
Ryland Ventures II, Inc. (1)
Ryland Ventures III, Inc. (1)
Ryland Ventures IV, Inc. (1)
The Regency Organization, Inc. (1)
The Ryland Corporation (1)

(Signature page continued on next page)

(1)	By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

(2)	By:	Ryland Ventures III, Inc.
Its: General Manager

		By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

(3)	By:	Ryland Ventures III, Inc.
Its: Managing Member

		By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

(4)	By:	RH Builders of Indiana, Inc.
Its: General Partner

		By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

(5)	By:	Ryland Ventures, Inc.
Its: General Manager

		By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

(6)	By:	Ryland Homes of Texas, Inc.
Its: General Partner

		By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

(7)	By:	The Ryland Group, Inc.
Its: General Partner

		By:	/s/ Cathey S. Lowe
Name: Cathey S. Lowe
Title: Treasurer

SCHEDULE A

Underwriter	Principal Amount of Securities to be Purchased

Citigroup Global Markets Inc.	$87,500,000

UBS Securities LLC	$87,500,000

Barclays Capital Inc.	$37,500,000

Greenwich Capital Markets, Inc.	$37,500,000

Total	$250,000,000